Exhibit 3 (b)
Amended Regulations of Eaton Corporation
as Adopted by the Shareholders
at the Annual Meeting held on April 27, 2011
ARTICLE I
SHAREHOLDERS
SECTION 1 — ANNUAL MEETING
     The annual meeting of the shareholders shall be held on the fourth Wednesday in April in each year, if not a legal holiday, and if a legal holiday, then on the next Wednesday not a legal holiday, for the purpose of electing directors and of considering reports to be laid before said meeting. The annual meeting shall be held at such hour and place as the Board of Directors may designate and cause to be stated in the notice of such meeting given to shareholders. Upon due notice there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered a special meeting. In the event the annual meeting is not held or if directors are not elected at the annual meeting, a special meeting may be called and held for that purpose.
SECTION 2 — SPECIAL MEETINGS
     Special meetings of the shareholders may be called by the Chairman, President or Secretary, or by a majority of the members of the Board of Directors acting with or without a meeting, or by the persons who hold not less than fifty per cent of all the shares outstanding and entitled to be voted on the proposal to be submitted at said meeting.
     Upon request in writing delivered either in person or by registered or certified mail, return receipt requested, to the President or Secretary by any persons entitled to call a meeting of shareholders, it shall be the duty of the President or Secretary forthwith to cause to be given to the shareholders entitled thereto notice of such meeting to be held on a date not less than seven nor more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within fifteen days after the delivery or mailing of such request, the persons calling the meeting may fix the time of meeting and give notice in the manner provided in Section 4, or cause such notice to be given by any designated representative.
SECTION 3 — PLACE OF MEETINGS
     Any meeting of the shareholders of the Corporation may be held either within or without the State of Ohio.

SECTION 4 — NOTICE OF MEETINGS
     Written notice stating the time, place, if any, and purposes of a meeting of the shareholders and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, shall be given either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom notice is given not less than seven nor more than sixty days before the date of the meeting to each shareholder of record entitled to notice of the meeting by or at the direction of the Chairman, President or the Secretary or any other person required or permitted by these Regulations to give such notice. If such notice is mailed or sent by overnight delivery service, it shall be addressed to the shareholder at the shareholder’s address as it appears on the stock ledger of the Corporation, and notice shall be deemed to have been given on the day so mailed or sent. If sent by another means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those means of communication. Notice of adjournment of a meeting need not be given if the time and place, if any, to which it is adjourned and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, are fixed and announced at such meeting.
SECTION 5 — WAIVER OF NOTICE
     Notice of the time, place, and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by such shareholder of notice of such meeting. An electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a person described in this section and that contains a waiver by that person is a writing for the purposes of this section.
SECTION 6 — SHAREHOLDERS ENTITLED TO NOTICE AND TO VOTE
     The Board of Directors may fix a future time not exceeding sixty days preceding any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or any adjournments thereof, and, in such case, only shareholders of record at the time so fixed shall be entitled to notice of and to vote at such meeting or any adjournments thereof. The Board of Directors may close the books of the Corporation against transfer of shares during the whole or any part of such period, including the date of the meeting of the shareholders and the period ending with the date, if any, to which adjourned. If no record date is fixed, the record date for determining the shareholders who are entitled to receive notice of, or who are entitled to vote at, a meeting of shareholders shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be.

     A shareholder of record on the record date or date of closing the books of the Corporation against transfers of shares fixed as aforesaid, shall not lose the right to vote at such meeting by reason of not being a shareholder at the date of such meeting.
     At any meeting of shareholders a list of shareholders entitled to vote, alphabetically arranged, showing the addresses of, and the number and classes of shares held by, each shareholder on the date fixed for closing the books against transfers, or on the record date fixed as hereinbefore provided (or if no such date has been fixed, then on the date next preceding the day of the meeting), shall be produced on the request of any shareholder and such list shall be prima facie evidence of the ownership of shares and of the right of the shareholders to vote when certified by the Secretary or by the agent of the Corporation having charge of the transfers of the shares.
SECTION 7 — VOTING
     Except as otherwise provided in the Amended Articles of Incorporation (the “Articles”), every shareholder of record at the time fixed as provided in these Regulations for the determination of the shareholders entitled to vote at such meeting shall be entitled to one vote on each proposal submitted to the meeting for each share standing in said shareholder’s name at the time so fixed on which no installment is overdue and unpaid.
     At a meeting of shareholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election as directors.
SECTION 8 — PROXIES
     A. A person who is entitled to attend a shareholders’ meeting, to vote at a shareholders’ meeting, or to execute consents, waivers, or releases, may be represented at the meeting or vote at the meeting, may execute consents, waivers, and releases, and may exercise any of the person’s other rights, by proxy or proxies appointed by a writing signed by the person, appointed by a verifiable communication authorized by the person, or appointed by any other means or in any other form now or hereafter permitted by Ohio Revised Code Chapter 1701 or any successor statute.
     B. Any transmission that creates a record capable of authentication, including, but not limited to, a telegram, a cablegram, electronic mail, or an electronic, telephonic, or other transmission, that appears to have been transmitted by a person described in subsection A of this Section 8, and that appoints a proxy is a sufficient verifiable communication to appoint a proxy. A photographic, photostatic, facsimile transmission, or equivalent reproduction of a writing that is signed by a person described in subsection A of this Section 8 and that appoints a proxy is a sufficient writing to appoint a proxy.

     C. No appointment of a proxy is valid after the expiration of eleven months after it is made unless the writing or other form of proxy appointment specifies the date on which it is to expire or the length of time it is to continue in force.
     D. Unless the writing or other form of proxy appointment otherwise provides:
     (1) Each proxy has the power of substitution, and, if three or more proxies are appointed, a majority of them or of their substitutes may appoint one or more substitutes to act for all;
     (2) If more than one proxy is appointed, then (a) with respect to voting or executing consents, waivers, or releases, or objections to consents at a shareholders’ meeting, a majority of the proxies that attend the meeting, or if only one attends then that one, may exercise all the voting and consenting authority at the meeting; and if one or more attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise that authority with respect to an equal number of shares and (b) with respect to exercising any other authority, a majority may act for all;
     (3) A revocable appointment of a proxy is not revoked by the death or incompetency of the maker unless, before the vote is taken or the authority granted is otherwise exercised, written notice of the death or incompetency of the maker is received by the Corporation from the executor or administrator of the estate of the maker or from the fiduciary having control of the shares in respect of which the proxy was appointed;
     (4) The presence at a meeting of the person appointing a proxy shall not revoke the appointment. Without affecting any vote previously taken, the person appointing a proxy may revoke a revocable appointment by a later appointment received by the Corporation or by giving notice of revocation to the Corporation in writing, by a verifiable communication, by other statutorily permissible means, or in open meeting.
     Any signature on any instrument, or any reproduction of a signature on any photographic, photostatic, facsimile transmission or equivalent reproduction of any instrument, approved by the inspectors hereinafter provided for as genuine, or as a reproduction of a genuine signature, shall be deemed to be the signature of the shareholder whose name is signed thereon, or a reproduction of the genuine signature of such shareholder, as the case may be, and the falsity of such signature or of such reproduction shall in no manner impair the validity of such instrument or such reproduction of such instrument, or of any vote or action taken at such meeting, provided that such shareholder shall not have previously filed with the Corporation his or her authorized signature guaranteed by a reputable bank or trust company. Any record of a verifiable communication, or other statutorily permissible means of proxy appointment, approved by such inspectors as authentic shall be deemed to be authentic, and the falsity of such record shall in no manner impair the validity of such verifiable communication, or other statutorily permissible means of proxy appointment, or of any vote or action taken at such meeting.
SECTION 9 — ORGANIZATION OF MEETING
     A. The Board of Directors in advance of any meeting of shareholders may appoint inspectors to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the officer or person acting as chairman of any such meeting may, and on the request of any shareholder or proxy shall, make such appointment. In case any person appointed as inspector shall fail or refuse to appear or to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting, or at the meeting by the officer or person acting as chairman. If there are three or more inspectors, the decision, act, or certificate of a majority of them shall be effective in all respects as the decision, act, or certificate of all. The inspectors of election shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies. They shall also receive votes, ballots, assents, consents, waivers and releases, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, assents, consents, waivers and releases, determine and announce the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. No inspector, whether appointed by the Board of Directors or by the officer or person acting as chairman, need be a shareholder. On request, the inspectors shall make a report in writing of any challenge, question, or matter determined by them and execute a certificate of any fact found by them. The certificate of the inspectors shall be prima facie evidence of the facts stated therein and of the vote as certified by them.
     B. At an annual meeting of the shareholders, only such business (other than the nomination of candidates for election as directors of the Corporation), will be conducted or considered as properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given in accordance with Section 4 of this Article I; (ii) otherwise properly brought before the meeting by the chair of the meeting or by or at the direction of the Board of Directors; or (iii) otherwise properly requested to be brought before the meeting by a shareholder pursuant to timely notice in proper written form to the Secretary in compliance with the procedures set forth in Division C of this Section.
     C. For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of the Corporation of record at the time of the giving of the notice for such annual meeting, (ii) be entitled to vote at such meeting, and (iii) have given timely notice in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than sixty nor more than ninety calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that when the date of an annual meeting is delayed by more than sixty calendar days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the shareholder must be so delivered not later than the close of business on the later of the ninetieth calendar day prior to such annual meeting or the tenth calendar day following the day on which public announcement of the date of such meeting is first made. To be in proper written form, a shareholder’s notice to the Secretary must set forth (A) as to each matter the shareholder proposes to bring before the annual meeting: (1) a description in reasonable detail of the business desired to be brought before the annual meeting; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these Regulations or the Amended Articles, the language of the proposed amendment); and (3) the reasons for conducting the business at the meeting; and (B) as to each shareholder giving the notice and any Shareholder Associate (as defined below): (1) the name and address of the shareholder, as they appear on the Corporation’s stock ledger, and, if different, the current name and address of the shareholder, and the name and address of any Shareholder Associate; (2) a representation that at least one of these persons is a holder of record or beneficially of securities of the Corporation entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to present the business stated in the shareholder’s notice; (3) the class, series and number of any securities of the Corporation that are owned of record or beneficially by each of these persons as of the date of the shareholder’s notice; (4) a description of any material interests of any of these persons in the business proposed and of all agreements, arrangements and understandings between these persons and any other person (including their names) in connection with the business proposal of the shareholder; (5) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which any of these persons has a right to vote any shares of any securities of the Corporation; (6) a description of any derivative positions related to any class or series of securities of the Corporation owned of record or beneficially by the shareholder or any Shareholder Associate; (7) a description of whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of securities) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the shareholder or any Shareholder Associate with respect to any securities of the Corporation; and (8) a representation that after the date of the shareholder’s notice and up to the date of the meeting, each of these persons will provide written notice to the Secretary of the Corporation as soon as practicable following a change in the number of securities of the Corporation held as described in response to subclause (3) above that equals 1% or more of the then-outstanding shares of the Corporation, and/or entry, termination, amendment or modification of the agreements, arrangements or understandings described in response to subclause (6) above that results in a change that equals 1% or more of the then-outstanding shares of the Corporation or in the economic interests underlying those agreements, arrangements or understandings; and (C) a representation as to whether or not the shareholder giving notice and any Shareholder

Associate intends, or intends to be part of a group that intends: (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal; and/or (2) otherwise to solicit proxies from shareholders in support of the proposal. For purposes of this Division C, (x) “public announcement” means disclosure in a press release reported by the Dow Jones News Service or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or furnished to shareholders, and (y) “Shareholder Associate” of any shareholder means (1) any person controlling, directly or indirectly, or acting in concert with, the shareholder; (2) any beneficial owner of securities of the Corporation owned of record or beneficially by the shareholder, and (3) any person controlling, controlled by or under common control with the Shareholder Associate. Notwithstanding the foregoing provisions of this Division C, in order for a shareholder to submit a proposal for inclusion in the Corporation’s proxy statement for an annual meeting of shareholders, the shareholder must comply with all applicable requirements of the Exchange Act, including Rule 14a-8 (or any comparable successor rule or regulation under the Exchange Act), and the rules and regulations thereunder. The provisions of this Division C will not be deemed to prevent a shareholder from submitting proposals for inclusion in the Corporation’s proxy statement pursuant to those rules and regulations.
     D. At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, the item of business must be (i) specified in the notice of the meeting (or any supplement thereto) given in accordance with Section 4 of Article I or (ii) otherwise properly brought before the meeting by the chair of the meeting or by or at the direction of the Board of Directors.
     E. The determination of whether any business sought to be brought before any annual or special meeting of the shareholders has been timely and properly brought before such meeting will be made by the chair of such meeting. If the chair determines that any business has not been timely and properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.
SECTION 10 — QUORUM
     The shareholders present in person or by proxy at any meeting of shareholders shall constitute a quorum for such meeting, but no action required by law, the Articles, or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class, may be authorized or taken by a lesser proportion.

     The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.
SECTION 11 — ACTION WITHOUT MEETING
     Except as otherwise expressly provided in these Regulations, any action which may be authorized or taken at a meeting of shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.
SECTION 12 — ACCOUNTS AND REPORTS TO SHAREHOLDERS
     The Corporation shall cause to be kept and maintained correct and complete books and records of account, together with minutes of the proceedings of the incorporators, shareholders, directors, and committees of the directors, and records of the shareholders showing their names and addresses and the number and class of shares issued or transferred of record to or by them from time to time.
     Any shareholder of the Corporation, upon written demand stating the specific purpose thereof, shall have the right to examine in person or by agent or attorney at any reasonable time and for any reasonable and proper purpose, the Articles of the Corporation, its Regulations, its books and records of account, minutes, the aforesaid records of shareholders, and voting trust agreements, if any, on file with the Corporation, and to make copies or extracts thereof.
     At the annual meeting of shareholders, or the meeting held in lieu thereof, the officers of the Corporation shall lay before the shareholders a financial statement consisting of:
     A. A balance sheet containing a summary of the assets, liabilities, stated capital, and surplus (showing separately any capital surplus arising from unrealized appreciation of assets, other capital surplus, and earned surplus) of the Corporation as of the end of the Corporation’s most recent fiscal year;
     B. A statement of profit and loss and surplus, including a summary of profits, dividends paid, and other changes in the surplus accounts of the Corporation for the period commencing with the date marking the end of the period for which the last preceding statement of profit and loss required under this section was made and ending with the date of said balance sheet.
     The financial statement shall have appended thereto a certificate signed by the President or a Vice President or the Treasurer or an Assistant Treasurer of the Corporation or by a public accountant or firm of public accountants to the effect that the financial statement presents fairly the position of the Corporation and the results of its operations in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding period or to the effect that the financial statements have been prepared on the basis of accounting practices and principles that are reasonable in the circumstances.
     Upon the request of any shareholder made in writing or by any other means of communication authorized by the Corporation prior to the date of such annual meeting made, the Corporation shall send a copy of such financial statement laid or to be laid before the shareholders at the meeting of the shareholder by mail, overnight delivery services, or any other means of communication authorized by the shareholder to whom the copy is sent on or before the later of the following:
(1)	The fifth day after the receipt of the written request;
(2)	The earlier of the following:
(a) The fifth day before the date of the meeting;
(b) The fifth day after the expiration of four months from the date of the balance sheet contained in such financial statements.
ARTICLE II
BOARD OF DIRECTORS
SECTION 1 — POWERS AND QUALIFICATION
     All the capacity of the Corporation shall be vested in and all its authority, except as otherwise provided by law or by the Articles in regard to action required to be taken, authorized or approved by the shareholders, shall be exercised by the Board of Directors, which shall manage and conduct the business of the Corporation.
     In discharging his or her duties, a director may, when acting in good faith, rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by any of the following:
     A. One or more directors, officers, or employees of the Corporation who the director reasonably believes are reliable and competent in the matters prepared or presented;
     B. Counsel, public accountants, or other persons as to matters that the director reasonably believes are within the person’s professional or expert competence; or
     C. A committee of the directors upon which the director does not serve, duly established in accordance with a provision of the Articles or these Regulations, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

     Each person elected a director of the Corporation shall within 60 days from the date of his or her election qualify as such by either (a) accepting in writing his or her election as a director, or (b) being present and acting as a director in a duly called meeting of the Board of Directors.
SECTION 2 — ELECTION, NUMBER AND TERM OF OFFICE
     Directors shall be elected at the annual meeting of shareholders or, if not so elected, at a special meeting of the shareholders called for that purpose.
     Only individuals who are nominated in accordance with the procedures of this Section 2 shall be eligible for election as directors. Nominations for the election of directors may be made at an annual meeting or a special meeting duly called for that purpose only: (i) by the affirmative vote of two-thirds of the Board; or (ii) by any shareholder who is a shareholder of record at the time of giving of notice of a meeting of shareholders who is entitled to vote for the election of directors at such meeting and who makes the nomination pursuant to timely notice in proper written form to the Secretary in compliance with the procedures set forth in this Section 2.
     For nominations of persons for election as directors at an annual meeting, to be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that in the case of any annual meeting where the date of the annual meeting is delayed by more than 60 calendar days after the anniversary of the preceding year’s annual meeting, then notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made. For nominations of persons for election as directors at a special meeting duly called for that purpose, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 90 calendar days nor more than 120 calendar days prior to the special meeting; provided, however, that in the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be so delivered not later than the close of business on the 15th calendar day following the day on which public announcement of the date of such meeting is first made.
     To be in proper written form, a shareholder’s notice must set forth:
     (i) as to each person who is not an incumbent Director of the Corporation whom the shareholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class, series and number of securities of the Corporation that are owned of record or beneficially by such person; (D) the date or dates the securities were acquired and the investment intent of each acquisition; (E) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act (or any comparable successor rule or regulation under the Exchange Act); and (F) any other information relating to such person that the Board of Directors or any nominating committee of the Board of Directors reviews in considering any person for nomination as a director, as will be provided by the Secretary of the Corporation upon request;
     (ii) as to the shareholder giving the notice and any Shareholder Associate, (A) the name and address of the shareholder, as they appear on the Corporation’s stock ledger, and, if different, the current name and address of the shareholder, and the name and address of any Shareholder Associate; (B) a representation that at least one of these persons is a holder of record or beneficially of securities of the Corporation entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to nominate the person or persons specified in the shareholder’s notice; (C) the class, series and number of securities of the Corporation that are owned of record or beneficially by each of these persons as of the date of the shareholder’s notice; (D) a description of any material relationships, including legal, financial and/or compensatory, among the shareholder giving the notice, any Shareholder Associate and the proposed nominee(s); (E) a description of any derivative positions related to any class or series of securities of the Corporation owned of record or beneficially by the shareholder or any Shareholder Associate; (F) a description of whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of securities) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the shareholder or any Shareholder Associate with respect to any securities of the Corporation; and (G) a representation that after the date of the shareholder’s notice and up to the date of the meeting each of these persons will provide written notice to the Secretary of the Corporation as soon as practicable following a change in the number of securities of the Corporation held as described in response to subclause (C) above that equals 1% or more of the then-outstanding shares of the Corporation, and/or entry, termination, amendment or modification of the agreements, arrangements or understandings described in response to subclause (F) above that results in a change that equals 1% or more of the then-outstanding shares of the Corporation or in the economic interests underlying these agreements, arrangements or understandings;
     (iii) a representation as to whether the shareholder giving notice and any Shareholder Associate intends, or intends to be part of a group that intends: (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the proposed nominee; and/or (B) otherwise to solicit proxies from shareholders in support of the proposed nominee; and

     (iv) a written consent of each proposed nominee to serve as a director of the Corporation, if elected, and a representation that the proposed nominee (A) does not or will not have any undisclosed voting commitments or other arrangements with respect to his or her actions as a director; and (B) will comply with these Regulations and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
     The determination of whether a nomination of a candidate for election as a director of the Corporation has been timely and properly brought before such meeting in accordance with this Section 2 will be made by the presiding officer of such meeting. If the presiding officer determines that any nomination has not been timely and properly brought before such meeting, he or she will so declare to the meeting and such defective nomination will be disregarded.
     The number of directors constituting the whole Board of Directors will be not less than 9 nor more than 18. The exact number of directors will be fixed from time to time within that range by a duly adopted resolution of the Board of Directors. The Board of Directors shall be divided into three classes. At each annual or special election, the successors to the directors of each class whose term shall expire in that year shall be elected to hold office for a term of three years from the date of their election and until their successors are chosen and qualified. Notwithstanding the foregoing, at the 2012 annual meeting of shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2013 annual meeting of shareholders; at the 2013 annual meeting of shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2014 annual meeting of shareholders; at the 2014 annual meeting of shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2015 annual meeting of shareholders; and at each annual meeting of shareholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of shareholders.
     All directors, for whatever terms elected, shall hold office subject to provisions of law, the Articles and these Regulations as to removals and the creation of vacancies.
     The number of directors may be fixed or changed by resolution adopted by the vote of the shareholders entitled to exercise 66-2/3% of the voting power of the shares represented at a meeting called to elect directors in person or by proxy at such meeting and entitled to vote at such election. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.
     The number of directors of any such class may also be changed by a duly adopted resolution of the Board of Directors.
SECTION 3 — REMOVAL OF DIRECTORS AND FILLING VACANCIES
     The office of a director shall become vacant if he or she dies or resigns.

     The Board of Directors may remove any director and thereby create a vacancy in the Board:
     1 — If the director is declared of unsound mind by an order of court, or is adjudicated a bankrupt;
     2 — If the director does not qualify within sixty days as provided by these Regulations.
     Any vacancy in the Board of Directors may be filled for the unexpired term by the remaining director or directors, though less than a majority of the whole Board, by a vote of a majority of their number. Within the meaning of this section a vacancy or vacancies shall be deemed to exist in case the shareholders shall increase the authorized number of directors but shall fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional directors so provided for, or in case the shareholders fail at any time to elect the whole authorized number of directors. A vacancy or vacancies shall also be deemed to exist within the meaning of this section in case the directors shall increase the authorized number of directors.
     All the directors, or all the directors of a particular class, or any individual director, may be removed from office for cause by the vote of the holders of 66-2/3% of the voting power entitling them to elect directors in place of those to be removed. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board.
SECTION 4 — MEETINGS
     Meetings of the Board of Directors may be held at any time within or without the State of Ohio. Such meetings may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this paragraph shall constitute presence at such meeting.
     Regular meetings of the Board of Directors shall be held immediately after the annual meetings of the shareholders and at such other stated times as may be fixed by the Board of Directors, and such regular meetings may be held without further notice.
     Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President of the Corporation, or by not less than one-third of the directors. Notice of the time and place of such meetings shall be served upon or telephoned to each director at least twenty-four hours, or given by personal delivery, mail, overnight delivery service or any other means of communication authorized by the directors at least two days before the meeting. Such notice may be waived in writing by any director, either before or after the meeting. Attendance at the meeting by a director without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall constitute waiver of such notice by such director. An electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a person described in this section and that contains a waiver by that person is a writing for the purposes of this section.
SECTION 5 — QUORUM
     A majority of the whole authorized number of directors is necessary to constitute a quorum for a meeting of the directors, except that a majority of the directors in office constitutes a quorum for filling a vacancy in the Board. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the Board, unless the act of a greater number is required by the Articles or these Regulations.
SECTION 6 — ACTION WITHOUT MEETING
     Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting with the affirmative vote or approval, and in a writing or writings signed by all, of the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.
SECTION 7 — FIXING OF RECORD DATE
     A. For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to:
     (1) receive notice of or to vote at a meeting of shareholders;
     (2) receive payment of any dividend or distribution;
     (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or
     (4) participate in the execution of written consents, waivers or releases, the directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (1), (2), and (3) above, shall not be more than sixty days preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.
     B. If a meeting of the shareholders is called by persons entitled to call the same, or action is taken by shareholders without a meeting, and if the directors fail to refuse, within such time as the persons calling such meeting or initiating such other action may request, to fix a record date for the purpose of clause (1) or (4) of division A of this section, then the persons calling such meeting or initiating such other action may fix a record date for such purpose, subject to the limitations set forth in division A of this section.
     C. The record date for the purpose of clause (1) of division A of this section shall continue to be the record date for all adjournments of such meeting, unless the directors or the persons who shall have fixed the original record date shall, subject to the limitations set forth in division A of this section, fix another date, and in case a new record date is so fixed, notice of the record date and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of said date in accordance with the same requirements as those applying to a meeting newly called.
     D. The directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in division A above, including the date of the meeting of the shareholders and the period ending with the date, if any, to which adjourned.
     E. If no record date is fixed therefor, the record date for determining the shareholders who are entitled to receive notice of, or who are entitled to vote at, a meeting of shareholders, shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be.
     F. The record date for a change of shares shall be the time when the certificate of amendment effecting such change is filed in the office of the Secretary of State.
SECTION 8 — COMMITTEES
     The Board of Directors may from time to time create an Executive Committee, a Finance Committee and such other committees as it may deem to be advisable and may delegate to any such committee any of the powers of the Board of Directors, other than that of filling vacancies among the directors or in any committee of the directors. Any such committee shall be composed of not less than three members of the Board of Directors to serve until otherwise ordered by the Board of Directors and shall act only in the interval between meetings of the Board of Directors and shall be subject at all times to the control and direction of the Board of Directors. The Board of Directors may appoint one or more directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.
     Any such committee may act by a writing or writings signed by all its members or by a majority of any such committee present at a meeting at which a quorum is present. Meetings of any committee may be held at any time within or without Ohio and through any communications equipment if all persons participating can hear each other. Participation through use of communications equipment shall constitute presence at the meeting. A majority of the whole authorized number of members of any such committee is necessary to constitute a quorum for a meeting of that committee. Any act or authorization of an act by any such committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the Board of Directors.
ARTICLE III
OFFICERS
SECTION 1 — OFFICERS
     The Corporation shall have a Chairman of the Board of Directors (who shall be a director) and a President, a Secretary, a Treasurer and a Controller, all of whom shall be elected by the Board of Directors. The Corporation may also have one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers as the Board may deem advisable, all of whom shall be elected by the Board of Directors. All officers shall hold office for one year and until their successors are elected and qualified, unless otherwise specified by the Board of Directors, provided, however, that any officer shall be subject to removal, with or without cause, at any time by the vote of a majority of the Board of Directors. The election of an officer for a given term, or a general provision in the Articles or these Regulations with respect to term of office, shall not be deemed to create contract rights
     Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by the Articles or these Regulations to be executed, acknowledged or verified by two or more officers.
SECTION 2 — CHAIRMAN OF THE BOARD
     The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors, shall supervise and direct the Corporation’s affairs and the administration thereof by the other executive officers of the Corporation and shall have such other powers and duties as may be assigned to or vested in him or her by the Board of Directors.
SECTION 3 — THE PRESIDENT
     The President, in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and of the Board of Directors. Subject to the direction of the Board of Directors, the Executive Committee and the Chairman of the Board, the President shall have general charge and authority over the business of the Corporation. The President shall from time to time make such reports of the business of the Corporation as the Board of Directors may require. The President shall perform such other duties and have such powers as are assigned to or vested in him or her by the Board of Directors.

SECTION 4 — THE VICE PRESIDENT
     The Vice President, or, if there be more than one, the Vice Presidents, in order of their seniority by designation (or if not designated, in order of their seniority of election), shall perform the duties of the President in his or her absence or during his or her disability to act. The Vice Presidents shall have such other duties and powers as may be assigned to or vested in them by the Board of Directors or the Executive Committee.
SECTION 5 — THE SECRETARY
     The Secretary shall issue notices of all meetings for which notice is required to be given, shall keep the minutes of all meetings, shall have charge of the corporate seal and corporate record books, shall cause to be prepared for each meeting of shareholders the list of shareholders referred to in Section 6 of Article I hereof, and shall have such other powers and perform such other duties as are assigned to or vested in him or her by the Board of Directors or the Executive Committee.
SECTION 6 — THE TREASURER AND THE CONTROLLER
     (a) The Treasurer shall be the financial officer of the Corporation. The Treasurer shall have the custody of all moneys and securities of the Corporation and shall keep adequate and correct accounts of the Corporation’s receipts and disbursements, including records of customers’ credits and collections. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer in such depositories as the Board of Directors may from time to time designate. The Treasurer shall have such other powers and perform such other duties as are assigned to or vested in him or her by the Board of Directors or the Executive Committee.
     (b) The Controller shall be the accounting officer of the Corporation. The Controller shall keep adequate and correct accounts of the Corporation’s business transactions (except those kept by the Treasurer as herein provided), including accounts of its assets, liabilities, gains, losses, stated capital and shares. He or she shall prepare and lay before the shareholders’ meetings the data referred to in Section 12 of Article I hereof, and shall mail copies of such data as required in said section to any shareholder requesting same. The Controller shall have such other powers and perform such other duties as are assigned to or vested in him or her by the Board of Directors or the Executive Committee.
SECTION 7 — OTHER OFFICERS
     Other officers of the Corporation shall have such powers and duties as may be assigned to or vested in them by the Board of Directors or the Executive Committee.

SECTION 8 — AUTHORITY TO SIGN
     Share certificates shall be signed as hereinafter in Article V provided. Except as otherwise specifically provided by the Board of Directors or the Executive Committee of the Corporation, checks, notes, drafts, contracts or other instruments authorized by the Board of Directors or the Executive Committee may be executed and delivered on behalf of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.
SECTION 9 — DUTIES OF OFFICERS MAY BE DELEGATED
     In case of the absence or disability of an officer of the Corporation, or for any other reason that may seem sufficient to the Board, the Board of Directors may for the time being, delegate his or her powers and duties to any other officer or to any director.
ARTICLE IV
SALARIES, COMPENSATION AND INDEMNIFICATION
SECTION 1 — SALARIES AND COMPENSATION
     The directors, by the affirmative vote of a majority of those in office, and irrespective of any financial or personal interest of any of them, shall have authority to establish reasonable compensation, that may include pension, disability, and death benefits, for services to the Corporation by directors and officers, or to delegate such authority to one or more officers or directors. The Board may also allow compensation to members of any committee. The Board may vote compensation to any director for attendance at meetings or for any special services.
SECTION 2 — INDEMNIFICATION
     (a) The Corporation shall indemnify any director, officer or employee and any former director, officer or employee of the Corporation and any such director, officer or employee who is or has served at the request of the Corporation as a director, officer, employee, member, manager or trustee of another corporation, domestic or foreign, non-profit or for profit, a limited liability company or partnership, joint venture, trust or other enterprise (and his or her heirs, executors and administrators) against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person by reason of the fact that he or she is or was such director, officer, employee or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by applicable law. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation to indemnify agents and others to the extent not prohibited by law. The Corporation may purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, trustee, employee, member, manager or agent of another corporation, joint venture, partnership, trust or other enterprise against any liability asserted against such person or incurred by him or her in any such capacity or arising out of his or her status as such.
     (b) The Corporation is expressly authorized to enter into any indemnification or insurance agreements with or on the behalf of any person who is or was a director, officer, employee or designated agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, member, manager or designated agent of another corporation, domestic or foreign, non-profit or for profit, a limited liability company, partnership, joint venture, trust or other enterprise, in accordance with the terms of this Article IV or the laws of the State of Ohio. Such agreements may include, but are not limited to, agreements providing for indemnification or the advancement of expenses, agreements providing for insurance, indemnification or the advancement of expenses by way of self-insurance, whether or not funded through the use of a trust, escrow agreement, letter of credit, or other arrangement, in accordance with subsection (a) of this Section 2, and agreements providing for insurance or indemnification through the commercial insurance market.
ARTICLE V
CERTIFICATES
SECTION 1 — CERTIFICATES
     Each shareholder of the Corporation shall, upon request to the Corporation, be entitled to a certificate signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, evidencing the number and class of paid-up shares held by such shareholder in the Corporation, but no certificate for shares shall be executed or delivered until such shares are fully paid; provided, however, that when any such certificate is countersigned by an incorporated transfer agent or registrar, the signature of any such officer upon such certificate may be facsimile, engraved, stamped or printed.
     In case any officer or officers, who shall have signed, or whose facsimile signature shall have been engraved, stamped or printed on any certificate or certificates for shares, shall cease to be such officer or officers of the Corporation, because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates, if authenticated by the endorsement thereon of the signature of an incorporated transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the Corporation by the use and delivery thereof and shall be effective in all respects when delivered.

     Such certificates shall be in such form as shall be approved by the Board of Directors and shall contain such statements as are required by the Ohio General Corporation Law.
SECTION 2 — TRANSFER AND REGISTRATION
     The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Articles or these Regulations, as it deems expedient concerning the execution, delivery, transfer and registration of share certificates and may appoint incorporated transfer agents and registrars thereof.
     Transfer books may be kept in any state of the United States or in any foreign country for the purpose of transferring shares issued by the Corporation; but if no transfer agent is appointed to act in the State of Ohio, the Corporation shall keep an office in the State of Ohio at which shares shall be transferable, and at which it shall keep books in which shall be recorded the names and addresses of all shareholders, and all transfers of shares.
SECTION 3 — SUBSTITUTED CERTIFICATES
     Any person claiming a share certificate to have been lost, destroyed or stolen, shall make an affidavit or affirmation of that fact, and if required by the Board of Directors shall advertise the same in such manner as the Board of Directors may require, and shall give the Corporation, its transfer agents and its registrars a bond of indemnity, in form and with one or more sureties satisfactory to the Board or anyone designated by the Board with authority to act thereon, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, destroyed or stolen.
ARTICLE VI
VOTING UPON STOCKS
SECTION 1 — VOTING UPON STOCKS
     Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President, a Vice President, the Secretary or the Treasurer of the Corporation, or a proxy appointed by any such officer, shall have full power and authority on behalf of the Corporation to attend, to act and to vote at any meeting of shareholders and to execute consents, waivers and releases relating to the affairs of any other corporation, domestic or foreign, non-profit or for profit, in which the Corporation may hold stock or membership, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock and which as the owner thereof the Corporation would have possessed and might have exercised if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE VII
CORPORATE SEAL
SECTION 1 — CORPORATE SEAL
     The seal of the Corporation shall be circular in form with the name of the Corporation followed by the words “Cleveland, Ohio” stamped around the margin, and the words “Corporate Seal” stamped across the center.
ARTICLE VIII
AMENDMENTS
SECTION 1 — AMENDMENTS
     These Regulations may be amended or added to by the Board of Directors (to the extent permitted by the Ohio General Corporation Law) or by the affirmative vote of the shareholders of record entitled to exercise a majority of the voting power on such proposal or, without a meeting, by the written consent of the shareholders of record entitled to exercise 66-2/3% of the voting power on such proposal. Notwithstanding anything to the contrary contained herein, to amend, repeal or add to Article I — Section 2, Article II — Section 2, the last paragraph of Article II — Section 3 or this paragraph of Article VIII — Section 1, shall require the affirmative vote at a meeting of the shareholders of record entitled to exercise 66-2/3% of the voting power on such proposal, unless such action is recommended by two-thirds of the members of the Board of Directors.
     If an amendment is adopted by written consent without a meeting of the shareholders, it shall be the duty of the Secretary to enter the amendment in the records of the Corporation and to mail a copy of such amendment to each shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof.

CERTIFICATE
     The undersigned, the duly elected, qualified and acting Senior Vice President and Secretary of Eaton Corporation, an Ohio corporation having its principal office in Cleveland, Ohio, hereby certifies that the foregoing is a true and correct copy of the Amended Regulations of said corporation which were duly adopted by the Shareholders at the annual meeting held on April 27, 2011, to supersede and take the place of the previously existing Amended Regulations, and that the foregoing Amended Regulations are in full force and effect, without amendment or modification, on the date of this certificate.
Dated: April 27, 2011
/s/ Thomas E. Moran
Thomas E. Moran
Senior Vice President and Secretary
of Eaton Corporation